                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      P.A.M. Transportation Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      P.A.M. TRANSPORTATION SERVICES, INC.
                                HIGHWAY 412 WEST
                            TONTITOWN, ARKANSAS 72770

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of P.A.M. Transportation Services, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc., a Delaware corporation (the "Company"), will be held at the Ritz-Carlton Hotel, 280 Vanderbilt Beach Road, Naples, Florida 34108, on Thursday, May 31, 2001 at 10:00 a.m. local time, for the following purposes:

(1) To set the number of directors for the ensuing year at five and to elect five directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified; and

(2) To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record as of the close of business on April 13, 2001 will be entitled to notice of and to vote at said meeting or any adjournment or postponement thereof.

                                    By Order of the Board of Directors


                                    Robert W. Weaver
                                    President and Chief Executive Officer

April 23, 2001

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES.

                      P.A.M. TRANSPORTATION SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2001

                                 PROXY STATEMENT

         This proxy statement and form of proxy, which are first being mailed to stockholders on or about April 23, 2001, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of P.A.M. Transportation Services, Inc., for use at the Annual Meeting of Stockholders of the Company to be held at the Ritz-Carlton Hotel, 280 Vanderbilt Beach Road, Naples, Florida 34108, on Thursday, May 31, 2001, at 10:00 a.m., local time, and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is Highway 412 West, Tontitown, Arkansas 72770 and the Company's telephone number is (501) 361-9111.

         The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

         Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of each of the nominees listed below. Abstentions and broker non-votes will not be counted as votes either in favor of or against any proposal and, with respect to any proposal other than the election of directors, would have the effect of a vote against such proposal.

         Only stockholders of record at the close of business on April 13, 2001 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of April 13, 2001, the Company had outstanding 8,475,957 shares of common stock. Each share of common stock issued and outstanding on such record date is entitled to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 13, 2001 with respect to ownership of the outstanding common stock by (i) all persons known to the Company to own beneficially more than five percent (5%) of any class of outstanding stock of the Company, (ii) each director of the Company and each nominee for director, (iii) each of the "Named Executive Officers" of the Company as shown in "Executive Compensation" herein, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named person has sole voting and investment powers with respect to all shares.

                                                         Shares of
                                                        Common Stock                 Percent
              Beneficial Owner                       Beneficially Owned              of Class
              ----------------                       ------------------              --------

        Matthew T. Moroun                               5,642,713(1)                  66.5%
        12225 Stephens Road
        Warren, Michigan 48091

        Norman E. Harned                                3,092,000(2)                  36.5%
        12225 Stephens Road
        Warren, Michigan 48091

        Robert W. Weaver
        2830 Stagecoach Drive                             626,428(3)                   7.4%
        Fayetteville, Arkansas 72703

        FMR Corporation                                   462,600(4)                   5.5%
        82 Devonshire Street
        Boston, Massachusetts 02109

        Daniel C. Sullivan                                 19,000(5)                      *

        Charles F. Wilkins                                  9,000(5)                      *

        Frederick P. Calderone                              6,000(6)                      *

        W. Clif Lawson                                     85,900(7)                   1.0%

        Larry J. Goddard                                   99,313(7)                   1.2%

        Directors and Executive Officers                6,488,354(8)                  75.1%
        as a Group (7 persons)

        *Less than 1%

---------------
(1) Includes 40,000 shares owned directly, 8,000 shares subject to presently exercisable non-qualified stock options, 3,092,000 shares held in a trust of which Mr. Moroun is a co-trustee and a beneficiary, and 2,510,713 shares held by a limited partnership, the general partner of which is controlled by Mr. Moroun.

(2) Mr. Harned is a co-trustee with Matthew T. Moroun of the trust which holds these shares.

(3) Includes 30,000 shares subject to presently exercisable incentive stock options.

(4) Based upon a Schedule 13G dated February 14, 2001 filed by FMR Corp. which indicates that it has the sole power to dispose of the shares. The Schedule 13G indicates that shares are held by the Fidelity Low Price Stock Fund, a registered investment company, for which FMR Corp. acts as investment adviser. The Company makes no representation as to the accuracy or completeness of the information reported.

(5) Includes 8,000 shares subject to presently exercisable non-qualified stock options.

(6) Includes 6,000 shares subject to presently exercisable non-qualified stock options.

(7) Includes 50,000 shares subject to presently exercisable incentive stock options.

(8)      Includes 160,000 shares subject to presently exercisable stock options.

         There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         Pursuant to the Bylaws of the Company, the number of members of the Board of Directors to be set by resolution of the stockholders is proposed to be five, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

         Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         The following persons have been nominated by management for election to the Board of Directors:

         ROBERT W. WEAVER, age 51, is a co-founder of the Company and served as its Vice President and a director from March 1980 to June 1986. He was President and Chief Operating Officer and a director from June 1986 until he resigned in February 1987. Between February 1987 and September 1989, he was self-employed as a transportation consultant. In September 1989, Mr. Weaver returned to the Company as President and Chief Operating Officer and a director. On February 22, 1990, he was appointed Chief Executive Officer.

         DANIEL C. SULLIVAN, age 60, has been a practicing attorney, specializing in transportation law, for more than ten years. Mr. Sullivan is currently a member of the firm of Sullivan & Hincks, Oak Brook, Illinois. Mr. Sullivan has served as a director of the Company since June 1986.

         MATTHEW T. MOROUN, age 28, is a stockholder and director (since 1993) of CenTra, Inc., a transportation holding company based in Warren, Michigan ("CenTra"). Since 1994, Mr. Moroun has been a director, stockholder and manager of Liberty Bell Agency, an insurance claims adjustment company, and since 1995, has been Chairman of the Board of DuraRock Reinsurance, Ltd., a reinsurance company. Mr. Moroun has served as a director of the Company since May 1992.

         CHARLES F. WILKINS, age 62, retired in January 1995 after 34 years of employment with Ford Motor Company, and since January 1995 has been self-employed as a transportation consultant. He served in various positions with Ford Motor Company in transportation management, including three years of service as Traffic Manager in Europe. Mr. Wilkins retired from the position of Director, Transportation and Traffic Office, in which he had served since 1990. Mr. Wilkins has been a member of the National Motor Carrier Advisory Committee of the Federal Highway Administration and was previously active in the National Industrial Transportation League as Chairman of the Audit Committee and Third Vice Chairman. Mr. Wilkins is currently an associate member of the American Society of Transportation and Logistics and a member of the Council of Logistics Management. Mr. Wilkins has served as a director of the Company since June 1995.

         FREDERICK P. CALDERONE, age 50, currently serves as a Vice President of CenTra. Mr. Calderone has held this position for the past 15 years. Prior to joining CenTra, Mr. Calderone was a partner with

Deloitte, Haskins, & Sells, Certified Public Accountants (now Deloitte & Touche
LLP). Mr. Calderone is a certified public accountant and an attorney. Mr. Calderone has served as a director since May 1998.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

COMMITTEES OF THE BOARD AND MEETINGS

         The Company's Board of Directors has the following standing committees:

         (A) The Executive Committee, currently comprised of Messrs. Weaver and Moroun, exercises the authority of the Board of Directors in accordance with the Bylaws of the Company between regular meetings of the Board. The Executive Committee held no meetings during 2000.

         (B) The Audit Committee, currently comprised of Messrs. Sullivan, Wilkins and Calderone, reviews and makes recommendations to the Board of Directors on the Company's audit procedures and independent auditors' report to management and recommends to the Board of Directors the appointment of independent auditors for the Company. The Audit Committee held two meetings during 2000.

         (C) The Compensation and Stock Option Committee, currently comprised of Messrs. Sullivan, Wilkins and Calderone, reviews and makes recommendations to the Board of Directors with respect to compensation of officers of the Company as well as assists the Board in the administration of the Company's Stock Option Plans. The Compensation and Stock Option Committee held no meetings during 2000.

         The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors. The Company does not have any formal procedure for considering stockholders' suggestions for director nominees prior to the solicitation of proxies. At the Annual Meeting, the Chair will entertain nominations for directors in accordance with the Company's Bylaws and Robert's Rules of Order.

         During 2000, the Board of Directors held three meetings. Each incumbent director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director's period of service.

AUDIT COMMITTEE REPORT

         The Audit Committee (the "Committee") of the Board of Directors oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including systems and internal controls. The Committee is currently comprised of three non-employee directors, Daniel C. Sullivan, Charles
F. Wilkins and Frederick P. Calderone, each of whom is "independent" as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

         In fulfilling its oversight responsibilities, the Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with management and discussed with Arthur Andersen LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

         The Committee received and reviewed the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with Arthur Andersen LLP its independence in connection with its audit of the Company's most recent financial statements. Based on this review and these discussions, the Committee recommended to the Board of Directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A.

                                                  Daniel C. Sullivan
                                                  Charles F. Wilkins
                                                  Frederick P. Calderone

         The information in the Audit Committee Report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2000, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except that Mr. Weaver filed late one report on Form 4 covering a single transaction.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each other executive officer whose salary and bonus exceeded $100,000 (the "Named Executive Officers") for the years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                             Annual Compensation                 All
         Name and                                   ------------------------------------        Other
         Principal Position                         Year         Salary          Bonus      Compensation(1)
         ------------------                         ----        --------        --------    ---------------

         Robert W. Weaver                           2000        $362,500        $ 47,738        $2,550
           President and Chief                      1999         343,500          70,000             0
           Executive Officer; Director              1998         290,000          67,400             0

         W. Clif Lawson                             2000        $186,680        $ 24,719        $2,500
           Executive Vice President                 1999         171,680          35,836         1,625
           and Chief Operating                      1998         149,183          33,000           400
           Officer

         Larry J. Goddard                           2000        $150,000        $ 20,686        $2,550
           Vice President of Finance,               1999         137,500          30,000         2,253
           Chief Financial Officer                  1998         126,010          27,500           400
           and Secretary/Treasurer

         ---------------
         (1) Represents amounts contributed by the Company pursuant to the Company's 401(k) Plan

EMPLOYMENT AGREEMENT

         The Company entered into an Employment Agreement (the "Agreement") with Robert W. Weaver effective July 1, 1998, which expires on June 30, 2001 (unless extended pursuant to the Agreement). The Agreement provides that Mr. Weaver will be paid a base salary of $337,000 for the period July 1, 1998 through June 30, 1999, $350,000 for the period July 1, 1999 through June 30, 2000, and $375,000 for the period July 1, 2000 through June 30, 2001. Pursuant to the Agreement, Mr. Weaver was granted an option to purchase 30,000 shares of common stock. Mr. Weaver participates in bonus programs as authorized by the Board of Directors and is provided an automobile. Mr. Weaver has agreed not to compete with the Company for a period of one year following the termination of his employment with the Company. The Company has the right to extend the Agreement for an additional period of one year beyond the initial termination date at an annual base salary of $400,000.

OPTION GRANTS IN LAST FISCAL YEAR

         During 2000, there were no stock options granted to the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth information regarding (a) the number of shares of common stock received upon exercise of stock options by the Named Executive Officers in the fiscal year ended December 31, 2000, (b) the net value realized upon such exercise, (c) the number of unexercised options held at December 31, 2000 and (d) the aggregate dollar value of unexercised options held at December 31, 2000.

                                                                                            Value of Unexercised
                                                                                                In-the-Money
                                                              Number of Securities               Options at
                                                             Underlying Unexercised                Fiscal
                             Shares                        Options at Fiscal Year-End            Year-End(1)
                            Acquired           Value       --------------------------     -------------------------
      Name               On Exercise(#)     Realized(2)    Exercisable/Unexercisable      Exercisable/Unexercisable
      ----               --------------     -----------    --------------------------     -------------------------

Robert W. Weaver             25,000           $76,375              30,000 / 0                      $0 / $0
W. Clif Lawson                   --                --              50,000 / 0                   $114,063 / $0
Larry J. Goddard                 --                --              50,000 / 0                   $269,000 / $0

---------------

(1) Dollar values were calculated by determining the difference between the fair market value ($8.03125 per share at December 31, 2000) and the options' exercise price, multiplied by the number of shares underlying the options. An option is "in-the-money" if the market value of the common stock underlying the option exceeds the option's exercise price.
(2) Dollar values were calculated by determining the difference between the fair market value of the common stock underlying the options on the date such options were exercised and the options' exercise price, multiplied by the number of shares underlying the options.

COMPENSATION OF DIRECTORS

         Non-employee directors are currently paid $6,000 per year and $1,000 per Board or committee meeting attended, plus their expenses in attending such meetings. Directors who are also Company employees are not additionally compensated for their services as members of the Board of Directors.

         Pursuant to automatic grant provisions under the Company's Non-Qualified Stock Option Plan, on March 2 of each year, each non-employee director is granted an option to purchase 2,000 shares of common stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant. During 2000, options were granted to four non-employee directors of the Company covering an aggregate of 8,000 shares of common stock at a per share exercise price of $8.25.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Matthew T. Moroun, a director of the Company, is a stockholder and director of CenTra, Inc., a transportation holding company based in Warren, Michigan ("CenTra"). The Company has had business relationships with certain transportation subsidiaries of CenTra, as described more fully below.

         During 2000, certain subsidiaries of CenTra made payments to the Company for transported freight in the aggregate amount of $142,425.

         During 2000, the Company made payments to certain subsidiaries of CenTra in the aggregate amount of $495,841. The principal components of these payments included tires and road service ($252,368), and miscellaneous services or expenses ($243,473).

         Management believes that each of the above transactions was entered into on terms as favorable to the Company as could have been obtained from unaffiliated third parties, at the time such transactions were negotiated.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation and Stock Option Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                   REPORT OF THE COMPENSATION AND STOCK OPTION
                       COMMITTEE ON EXECUTIVE COMPENSATION

         In accordance with the Proxy Statement Rules of the Security and Exchange Commission, the Compensation and Stock Option Committee of the Board of the Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company with respect to compensation paid to such persons during the last fiscal year.

         During 2000, the Compensation and Stock Option Committee of the Company was comprised of Daniel C. Sullivan, Charles F. Wilkins, Frederick P. Calderone, each a non-employee director of the Company. It is the Committee's responsibility to review and make recommendations to the Board of Directors with respect to compensation of officers of the Company. In formulating its compensation policies and decisions, the Committee endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives and to integrate compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of the objectives.

         The Company's executive compensation program generally consist of base salary and annual incentive compensation through the Company's cash bonus plan. Stock options are occasionally utilized in order to align executives' interests more closely with the interests of the stockholders of the Company. The amount of such awards, if any, may be suggested from time to time by the Compensation and Stock Option Committee, subject to final action by the Board of Directors.

         The Board of Directors has adopted an Incentive Compensation Plan covering all employees (except employees who are participating in an existing cash bonus plan), including the executive officers, which provides for the payment of a cash bonus for any calendar year in which the Company achieves certain specified operating ratios. For each targeted operating ratio goal, participating employees earn a specified percentage of their base compensation as a cash bonus. The Board of Directors believes this program serves as an incentive to all participating employees (currently approximately 260 employees) to give greater effort on behalf of the Company. Each of the executive officers was paid a cash bonus in 2000 pursuant to this plan.

         Effective July 1, 1998, the Company entered into an Employment Agreement (the "Employment Agreement") with Robert W. Weaver, its President and Chief Executive Officer, expiring June 30, 2001, and has the option to extend the Employment Agreement for an additional one-year period. The

Employment Agreement provides that Mr. Weaver will be paid a base salary of $337,000 for the period July 1, 1998 through June 30, 1999, $350,000 for the period July 1, 1999 through June 30, 2000, and $375,000 for the period July 1, 2000 through June 30, 2001. Pursuant to the Employment Agreement, Mr. Weaver was granted an option to purchase 30,000 shares of common stock. The Employment Agreement was negotiated between Mr. Weaver and certain directors serving at the time of its approval, and the Compensation and Stock Option Committee believes that the annual compensation to be paid to Mr. Weaver pursuant to the Employment Agreement compares favorably to the compensation paid to the chief executive officers of other public transportation companies similarly situated. Mr. Weaver is entitled to participate in any bonus pool or additional incentive compensation plans authorized and approved by the Board of Directors from time to time. During 2000, pursuant to the Company's Incentive Compensation Plan, Mr. Weaver was paid a bonus of $47,738. Mr. Weaver did not receive any other bonus or incentive compensation during 2000.

         With respect to the other executive officers of the Company, including
(i) the Executive Vice President and Chief Operating Officer and (ii) the Vice President of Finance, Chief Financial Officer and Secretary/Treasurer, the Committee believes that the total compensation of these individuals has been competitive within the industry. These officers received a cash bonus during 2000 in the amounts of $24,719 and $20,686, respectively, under the Company's Incentive Compensation Plan.

         The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success. It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

                                    Daniel C. Sullivan
                                    Charles F. Wilkins
                                    Frederick P. Calderone

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for the NASDAQ Trucking and Transportation Stocks for the period of five years commencing December 31, 1995 and ending December 31, 2000. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 31, 1995.


                                                                                                            NASDAQ TRUCKING &
                                                  P.A.M. TRANSPORTATION              NASDAQ               TRANSPORTATION STOCKS
                                                  ---------------------              ------               ---------------------
1995                                                     100.00                      100.00                      100.00
1996                                                      59.84                      123.04                      110.39
1997                                                     131.15                      150.69                      141.34
1998                                                     118.03                      212.51                      127.07
1999                                                     145.90                      394.92                      122.84
2000                                                     105.33                      237.62                      111.72

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP served as the independent auditors of the Company for the fiscal year ended December 31, 2000 and has been appointed by the Board of Directors to continue in that capacity in fiscal 2001. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

         Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the year ending December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q during 2000 were $47,250.

         Financial Information Systems Design and Implementation Fees. During 2000, Arthur Andersen LLP did not perform any services with regard to financial information systems design and implementation.

         All Other Fees. The aggregate fees for non-audit services provided by Arthur Andersen LLP were $31,000. The Audit Committee believes that the services provided by Arthur Andersen LLP that resulted in such fees were not incompatible with maintaining the independence of such firm.


              ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

         Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 2001 Annual Report to Stockholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to the Secretary of the Company, Larry J. Goddard, at the offices of the Company, Highway 412 West, P.O. Box 188, Tontitown, Arkansas 72770. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.

                              STOCKHOLDER PROPOSALS

         Any proposal to be presented at the 2002 Annual Meeting of Stockholders must be received at the principal executive offices of the Company not later than December 25, 2001, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

         In connection with the Company's Annual Meeting of Stockholders to be held in 2002, if the Company does not receive notice of a matter or proposal to be considered by March 10, 2002, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is properly raised at the Annual Meeting and put to a vote.

                                  OTHER MATTERS

         Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    Robert W. Weaver
                                    President and Chief Executive Officer

April 23, 2001

                                                                       EXHIBIT A

                      P.A.M. TRANSPORTATION SERVICES, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         The Audit Committee of P.A.M. Transportation Services, Inc. (the "Corporation") shall be composed of at least three members of the Board of Directors of the Corporation (the "Board"), each of whom is outside of the management of the Corporation and is free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member. In accordance with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), each member of the Audit Committee must have a minimum level of financial literacy, and one member must have accounting or financial management experience resulting in the individual's financial sophistication. The Audit Committee shall annually elect from among its members a Chairman, who shall preside over meetings of the Audit Committee.

STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to the Corporation's accounting and financial reporting practices, and the quality and integrity of the Corporation's financial statements.

RESPONSIBILITIES

         In furtherance of the policy of the Audit Committee, it will be the responsibility of the Audit Committee to:

- maintain free and open means of communication among Board members, the outside auditors, the internal auditors and the financial management of the Corporation.

- select and appoint the outside auditors, which firm is ultimately accountable to the Audit Committee and the Board.

- evaluate the performance of the outside auditors and, if the Audit Committee deems it to be in the best interests of the Corporation, replace the outside auditors.

- confirm and assure the independence of the outside auditors, and in connection therewith, review the fees paid to the outside auditors for both audit and non-audit services.

- obtain, annually, a formal written statement from the outside auditors consistent with Independence Standards Board Standard No. 1, delineating relationships between the outside auditors and the Corporation, and actively engage in dialogue with the outside auditors regarding matters that might reasonably be expected to affect their independence.

- meet with the outside auditors and financial management of the Corporation during the fourth quarter of the fiscal year to review the scope of the proposed annual audit and the audit procedures to be utilized. This meeting will include the attendance of the Chairman of the Committee only.

- discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

- review, with the outside auditors and the Corporation's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

-        review with management and the outside auditors:

         - the Corporation's annual financial statements and related footnotes, prior to filing by the Corporation of the Form 10-K with the Securities and Exchange Commission;

         - the outside auditors' annual audit of the financial statements and their report thereon prior to the issuance of such report;

         - any problems or difficulties the outside auditors may have encountered and any management letter provided by the outside auditors and the Corporation's response to any such letter;

         - any significant changes to the Corporation's auditing and accounting principles and practices suggested by the Corporation's outside auditors or by management; and

         - at periodic meetings with management, the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

- provide sufficient opportunity for the outside auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the outside auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the outside auditors received during the course of the audit.

- investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

- ensure that the outside auditors conduct a review in accordance with Statement on Auditing Standards No. 71 prior to each filing of the Corporation's Form 10-Q with the Securities and Exchange Commission.

- prepare the report of the Audit Committee required pursuant to the rules promulgated by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

- ensure that the Chairman of the Audit Committee, and other members of the Committee if considered necessary, reviews with the Chief Financial Officer and other members of management any proposed release of significant financial information by the Corporation to the public.

- submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board, and make such recommendations to the Board as the Audit Committee may deem appropriate.

- review and reassess the adequacy of this Audit Committee Charter on an annual basis and recommend any proposed changes to the Board for adoption.

Filing of Quarterly Reports on Form 10-Q

         If significant events, transactions and changes in accounting estimates, which were considered by the independent auditors in performing the quarterly review, have affected the quality of the Company's financial reporting, the auditors should contact the Audit Committee Chairman to discuss the effect before the Company files its Form 10-Q.

         In addition, the Audit Committee will perform such other functions as assigned by law, NASD rules, the Corporation's charter or bylaws, or the Board.

         While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to specifically plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditors, or to assure compliance with laws and regulations or rules of the NASD.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                      P.A.M. TRANSPORTATION SERVICES, INC.

    The undersigned stockholder(s) of P.A.M. Transportation Services, Inc., a Delaware corporation, hereby appoints Robert W. Weaver and Larry J. Goddard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc. to be held on Thursday, May 31, 2001 at 10:00 a.m., local time, at the Ritz-Carlton Hotel, 280 Vanderbilt Beach Road, Naples, Florida 34108, and at any or all adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. To set the number of directors for the ensuing year at five, and to elect five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:

   [ ]  FOR all nominees listed below     [ ]  WITHHOLD AUTHORITY to vote for
    all nominees
       (except as otherwise indicated below)

            Robert W. Weaver; Daniel C. Sullivan; Matthew T. Moroun;
                 Charles F. Wilkins; and Frederick P. Calderone

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME(S) ON THE LINE BELOW:

   -----------------------------------------------------------------------------

2. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.
             (Continued and to be dated and signed on reverse side)

    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ABOVE PROPOSAL AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                  Dated:

                                                  ------------------------, 2001

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature
                                                  (This Proxy should be marked,
                                                  dated, and signed by the
                                                  stockholder(s) exactly as his
                                                  or her name appears hereon,
                                                  and returned promptly in the
                                                  enclosed envelope. Persons
                                                  signing in a fiduciary
                                                  capacity should so indicate.
                                                  If shares are held by joint
                                                  tenants or as community
                                                  property, both should sign.)